EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

To the Board of Directors

SMTP, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2014 relating to the financial statements, which appears in SMTP, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ McConnell & Jones, LLP.

Houston, Texas

July 25, 2014

3040 Post Oak Blvd., Suite 1600

Houston, TX  77056

Phone:  713.968.1600

Fax: 713.968.1601

WWW.MCCONNELLJONES.COM